SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) June 6, 2007
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                                 FNB United Corp.
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             (Exact Name of Registrant as Specified in its Charter)


            North Carolina             0-13823             56-1456589
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      (State or Other Jurisdiction   (Commission File    (IRS Employer
          of Incorporation)             Number)         Identification No.)


          150 South Fayetteville Street, Asheboro, North Carolina 27203
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code (336) 626-8300
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)
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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b)
    under the  Exchange  Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2007, FNB United Corp. announced the retirement effective August10, 2007 of Jerry A. Little, Secretary, Treasurer and Chief Financial Officer of the Company and Senior Vice President and Chief Financial Officer of its banking subsidiary, CommunityONE Bank, N.A.

FNB United also announced that Mark A. Severson has been named as Mr. Little's successor as Chief Financial Officer. Mr. Severson, age 53, will join FNB United on July 9, 2007 as Vice President and Treasurer and as Executive Vice President of CommunityONE Bank. Mr. Severson has served as Chief Financial Officer of Camco Financial Corporation in Cambridge, Ohio since November 2001. Prior to joining Camco, Mr. Severson was Chief Financial Officer for FCNB Corp. and FCNB Bank, Frederick, Maryland.

Mr. Severson will receive an annual base salary of $180,000 and a signing bonus of $10,000 and will be granted an option to purchase 7,500 shares of FNB United common stock pursuant to the Company's 2003 Stock Incentive Plan as of, and with an exercise price equal to the market price of FNB United common stock on, the date his employment commences. The option will vest in equal installments over five years. It is anticipated that FNB United, CommunityONE Bank and Mr. Severson will enter into a change of control agreement, substantially similar in form to the change of control agreements between CommunityONE Bank and other of its senior officers, pursuant to which Mr. Severson would be entitled to receive a severance payment equal to two years' salary and bonus if he either were terminated without cause or resigned for good reason within 12 months following a change of control of either FNB United or CommunityONE Bank. Mr. Severson will be eligible to participate in the Company's benefit plans and programs for its senior and executive officers and employees in accordance with the terms of those plans and programs. Such plans and programs include the Company's annual cash incentive, executive incentive, 401(k), medical, dental, life insurance, disability and supplemental executive retirement plans. Mr. Severson will have vacation, sick leave and holidays generally in accordance with the Company's personnel policies.

A press release dated June 6, 2007, announcing the retirement of Mr. Little as FNB United's Chief Financial Officer and naming Mr. Severson as his successor is attached as Exhibit 99.1 to the report and is incorporated herein by reference.


Item 9.01.  Financial Statements and Exhibits.

Exhibits:

99.1 Press release dated June 6, 2007 announcing the retirement of Mr. Little and the appointment of Mr. Severson as his successor as Chief Financial Officer of FNB United Corp.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of FNB United's goals and expectations regarding earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or including the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "projects," "outlook" or similar expressions. These statements are based upon the current belief and expectations of FNB United's management and are subject to significant risks and uncertainties that are subject to change based on various factors, many of which are beyond FNB United's control.

                        SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FNB UNITED CORP.

Date: June 6, 2007                           By /s/ Michael C. Miller
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                                               Michael C. Miller
                                               Chairman and President